                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -----------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 30, 1996
                                                           ------------


                               Individual, Inc.
                               ----------------
               (Exact Name of Registrant as Specified in Charter)


     Delaware                           0-27734                  04-3036959
- ----------------------------            -------                  ----------
(State or Other Jurisdiction          (Commission              (I.R.S. Employer
of Incorporation)                     File Number)           Identification No.)



8 New England Executive Park W.
Burlington, Massachusetts                                            01803
- ------------------------------                                       -----
(Address of Principal Executive Offices)                           (Zip Code)



      Registrant's telephone number, including area code:  (617) 273-6000
                                                           --------------


 Total number of sequentially numbered pages in this filing, including exhibits thereto:  8
                                          ---
                       Exhibit Index Located on Page  5
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Item 5.    Other Events.

        On May 30, 1996, Individual, Inc. ("Individual") entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with FL Merger Corp., a Delaware corporation and wholly-owned subsidiary of Individual ("Merger Sub"), FreeLoader, Inc., a Delaware corporation ("FreeLoader") and certain stockholders of FreeLoader. Pursuant to the Merger Agreement and upon the satisfaction of all closing conditions, Merger Sub will merge (the "Merger") with and into FreeLoader, with FreeLoader to continue as the surviving corporation.

        Upon the closing of the Merger, each outstanding share of FreeLoader Common Stock, $.001 par value per share, will be converted into the right to receive .1305 shares of Individual Common Stock, $.01 par value per share. In addition, effective upon the closing of the Merger, Individual will assume FreeLoader's 1996 Stock Option Plan and all outstanding stock options thereunder. As a result of the conversion of the FreeLoader Common Stock and Individual's assumption of the FreeLoader stock options, Individual will issue up to approximately 1.8 million shares of its Common Stock in the Merger (including up to approximately 281,000 shares of Common Stock reserved for issuance upon exercise of the assumed FreeLoader stock options). The Merger Agreement provides that the transaction is to be accounted for as a purchase. The closing of the Merger is subject to certain conditions, including approval by FreeLoader's stockholders.

        For additional information concerning the Merger, see the joint press release of Individual and FreeLoader dated June 2, 1996, a copy of which is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.
                             ------------

                      *    *    *    *    *    *    *    *

        Acquisitions, including Individual's acquisition of FreeLoader, involve a number of potential risks, including difficulties in the assimilation of the acquired company's operations, products and personnel, diversion of management's resources, uncertainties associated with operating in new markets and working with new employees and customers, and the potential loss of the acquired company's key employees. In order for Individual to achieve anticipated benefits from its acquisition of FreeLoader, Individual will need to integrate FreeLoader's business and key employees with Individual's existing operations and employees and to make significant expenditures for sales and marketing and product development to further develop FreeLoader's business. No assurance can be given that Individual will be successful in this regard. Moreover, even if successfully integrated, the acquired Freeloader operations may not achieve levels of revenues or productivity comparable to those achieved by Individual's existing operations, or otherwise perform as expected.

        Management may from time to time consider other acquisitions of assets or businesses that it believes may enable Individual to acquire complementary skills and capabilities, offer new products, expand its customer base or obtain other competitive advantages. There can be no assurance that Individual will be able to successfully identify suitable acquisition candidates or complete future acquisitions. In order to finance such acquisitions, it may be necessary for Individual to raise additional funds either through public or private financings, including bank borrowings. Any financing, if available at all, may be on terms which are not favorable to Individual. In addition, issuances of Individual's equity securities for future acquisitions could result in dilution to Individual's existing stockholders.

        There can also be no assurance that the FreeLoader acquisition and any future acquisitions will not have a material adverse effect upon Individual's business and results of operations.




Item 7. Financial Statements and Exhibits.


        (c)  Exhibits.
             --------


Exhibit No.     Description
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99.1            Joint Press Release of Individual and FreeLoader dated June 2,
                1996

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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Individual, Inc.
                                             ---------------------------
                                             (Registrant)


Date: June 10, 1996                          /s/ Robert L. Lentz
                                             ---------------------------
                                             Robert L. Lentz
                                             Vice President and Chief Financial
                                             Officer

                                      -4-
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                                 EXHIBIT INDEX

                                                                                                    Page Number in
                                                                                                     Sequentially
Exhibit No.                        Description                                                      Numbered  Copy
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
99.1                         Joint Press Release of Individual and FreeLoader dated June                  6
                             2, 1996



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